SAN Holdings, Inc.  2001
Stock Option Plan (the “Plan”)

1.	Purposes of and Benefits under the Plan; Term of Plan. This 2001 Stock Option Plan (the “Plan”) is intended to advance the interests of SAN Holdings, Inc. by encouraging and providing for the acquisition of an equity interest in the success of the company by its employees, officers, directors and consultants. The Board believes the Plan also will enable the company to attract and retain the services of employees, officers, directors and consultants, and provide additional incentives and motivation toward superior Company performance. The Board adopted this Plan on September 10, 2001, and Options may be granted under this Plan from time to time through September 9, 2011.

2.	Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)	“Affiliated Companies” means those corporations or other entities that are affiliated with the Company through stock ownership or otherwise, and which are designated as “Affiliated Companies” by the Board.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means Internal Revenue Code of 1986, as amended from time to time.

(d)	“Committee” means the Compensation Committee, if any, appointed by the Board, or any subcommittee appointed pursuant to Section 3(a). If no Committee has been appointed, the term “Committee” shall mean the Board.

(e)	“Company” means SAN Holdings, Inc. and the Affiliated Companies.

(f)	“Disability” means a Recipient’s inability to engage in any substantial gainful activity due to any medically determinable physical or mental impairment that can be expected to result in death, or that has lasted or can be expected to last for a continuous period of not less than 12 months, or such other meaning ascribed in Section 22(e)(3) or any successor provision of the Code. If the Recipient has a disability insurance policy, the term “Disability” shall be as defined therein so long as not inconsistent with the meaning ascribed in Section 22(e)(3) or any successor provision of the Code.

(g)	“Exchange Act” means Securities Exchange Act of 1934, as amended from time to time.

(h)	“Fair Market Value” per Share as of a particular date means:

(i)	The last sales price; or,

(ii)	If no sales took place, the average of the closing bid and asked prices; or,

(iii)	If the market is closed on such date, on the last date prior to the date of determination on which the market was open for the transaction of business;

and, in any case, as reported in the principal consolidated transaction reporting system or the principal national securities exchange on which the Shares are listed or admitted for trading, or on the NASDAQ System or on the OTC Bulletin Board. If the Shares are not so listed or quoted, the Committee in good faith in its sole discretion shall determine the Fair Market Value.

(i)	“Option” means the right to purchase shares from the Company on the terms set forth in the Option and in this Plan.

(j)	“Option Price” means the purchase price of the Shares covered by an Option determined in accordance with Section 6 hereunder.

(k)	“Parent” means any corporation, which is a “parent corporation” as defined in Section 424(e) of the Code, with respect to the Company.

(l)	“Plan” means this 2001 Stock Option Plan, initially adopted by the Board of Directors on September 10, 2001, as amended from time to time.

(m)	“Recipient” means any person granted an Option under the Plan.

(n)	“Securities Act” means the Securities Act of 1933, as amended from time to time.

(o)	“Shares” means shares of the Company's no par value common stock.

(p)	“Subsidiary” means any corporation that is a “subsidiary corporation” as defined in Section 424(f) of the Code, with respect to the Company.

3.	Administration.

(a)	The Committee shall administer the Plan and shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in its administration, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b)	The Committee may delegate any of these powers to a subcommittee consisting of one or more of its members, and may delegate to one or more agents such administrative duties, as it may deem advisable.

(c)	The Committee or any person to whom it has delegated duties may employ persons to advise it with respect to any responsibility the Committee or such person may have under the Plan.

(d)	Option grants shall be evidenced by duly adopted resolutions of the Committee memorialized in writing.

(e)	With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Any Option granted hereunder which would subject or subjects the Recipient to liability under Section 16(b) of the Exchange Act is void ab initio as if it had never been granted.

(f)	No member of the Committee or the Board, nor any agent, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.	Eligibility.

(a)	Subject to certain limitations hereinafter set forth, Options may be granted to employees, officers and directors of, and consultants to, the Company. In determining the persons to whom Options shall be granted and the terms of each Option, the Committee may take into account the duties of the proposed Recipients, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

(b)	A Recipient shall be eligible to receive more than one grant of an Option during the term of the Plan, on the terms and subject to the restrictions herein set forth.

5.	Shares Reserved.

(a)	The Shares subject to Options hereunder shall be Shares of Common Stock. Such Shares may be unissued Shares or Shares that the Company may reacquire. The aggregate number of Shares as to which Options may be granted from time to time under the Plan (the “Available Shares”) initially was 2,000,000. By resolution dated December 3, 2001, the Board increased the number of Available Shares to 5,000,000. The number of Available Shares may be increased from time to time by the Board, subject to approval by the Company’s shareholders if, in the opinion of counsel for the Company, shareholder approval is required. The number of Available Shares shall be subject to adjustment as provided in Section 11 hereof.

(b)	Shares allocable to the unexercised portion of an outstanding Option which for any reason expires or is terminated without having been exercised in full, and any Shares withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option, shall become Available Shares, unless the Plan shall have been terminated.

6.	Option Price. The Option Price shall be not less than 80% of the Fair Market Value per Share on the date of Option grant

7.	Terms and Conditions of Options. Each Option shall be evidenced by a written Option agreement between the Company and the Recipient. The Option Agreement may be in the form of Exhibit A, as modified from time to time by the Committee in its discretion, or in such other form acceptable to the Committee.

(a)	Term of Option. The term of each Option shall be specified by the Committee, subject to the following:

(1)	The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a future date is specified in the resolution; provided, however, the Recipient shall have no rights under the grant until the Recipient has executed an Option agreement with respect to such Option.

(2)	Except as further restricted in Section 7(a)(3), the exercise period shall not exceed ten years from the date of grant of the Option.

(3)	The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances, as it, in its sole discretion, deems appropriate. No exercise period may be extended to increase the term of any Option beyond ten years from the date of the grant.

(4)	The exercise period shall be subject to earlier termination as provided in Sections 7(d) and 7(e) hereof.

(b)	Method of Exercise and Medium and Time of Payment.

(1)	An Option may be exercised as to any or all whole Shares as to which it then is vested and exercisable. If less than all Options evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the balance of the unexercised Options.

(2)	Options may be exercised, whether in whole or in part, by written notice to the Corporate Secretary of the Company designating the number of Shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of Shares so designated. The Recipient shall also be required to provide an investment letter or similar written statement, if reasonably required by any applicable securities laws.

(3)	Except as set forth in the next sentence, the date on which Option Price for the number of Shares purchased is paid to the Company in full shall be the exercise date. If the Option Price is paid by means of a broker’s loan transaction described in subsection 7(b)(4)(F), in whole or in part, the closing of the purchase of the Shares under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Shares upon which the broker’s loan was based has been closed and settled, unless the Recipient makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company, whether or not the sale of the Shares is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Recipient upon payment therefor.

(4)	The Option Price shall be paid by any of the following methods or any combination of the following methods at the election of the Recipient, or by any other method approved by the Committee upon the request of the Recipient:

(A)	In cash, or by certified check, cashier’s check, or other check acceptable to the Committee, payable to the order of the Company;

(B)	By cancellation of indebtedness of the Company to the Recipient;

(C)	By surrender of Company Shares having a Fair Market Value equal to the Option Price of the option that have been owned by Recipient for more than six months, or were obtained by the Recipient in the open public market;

(D)	By waiver of compensation due or accrued to the Recipient for services rendered;

(E)	Provided that a public market for the Shares exists and the Company has on file with the Securities and Exchange Commission an effective registration statement registering the issuance of Shares upon Option exercise, through a “same day sale” commitment from the Recipient and a broker-dealer, whereby the Recipient irrevocably elects to exercise the option and to sell a portion of the Shares so purchased to pay for the Option Price, and the broker-dealer irrevocably commits upon receipt of such Shares to forward directly to the Company the Option Price and any withholding taxes;

(F)	Provided that a public market for the Shares exists and the Company has on file with the Securities and Exchange Commission an effective registration statement registering the issuance of Shares upon Option exercise, through a “margin” commitment from the Recipient and a broker-dealer whereby the Recipient irrevocably elects to exercise the Option and to pledge the Shares so purchased to the broker-dealer in a margin account, and the broker-dealer irrevocably commits upon receipt of such Shares to forward directly to the Company the proceeds of the sale of all or a portion of the Shares, or of a loan from the broker to the Recipient, sufficient to pay the Option Price and any taxes to be withheld; or

(G)	By any combination of the foregoing.

(5)	The Fair Market Value of Shares delivered to pay the Option Price shall be the determined as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Shares used as payment of the Option Price.

(c)	The Committee in its sole discretion may determine and impose vesting schedules and any other restrictions upon Options granted under the Plan.

8.	Withholding Taxes. The Company’s obligation to deliver Shares upon the exercise of any Option shall be subject to the Recipient’s satisfaction of all applicable federal, state and local income and other tax withholding requirements. The Company shall not be obligated to advise any Recipient of the existence of any tax or the amount that the Company will be so required to withhold.

(a)	Payment of Withholding Taxes. Upon exercise of an Option, the Recipient shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of Shares or by withholding Shares to be issued under the Option as provided in Section 8(c) hereof.

(b)	Withholding Methods. At the time of Option grant or at any time thereafter, the Committee may, in its sole discretion, grant the Recipient an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from Shares otherwise issuable to the Recipient, Shares having a Fair Market Value equal to the amount required to be withheld or such lesser amount as may be elected by the Recipient; provided however, that the amount of Shares so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company Shares acquired by the Recipient more than six months prior to the exercise date that have a Fair Market Value equal to the amount required to be withheld, or such lesser amount as may be elected by the Recipient. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares withheld shall be equal to the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Recipients to have Shares withheld for this purpose will be subject to the following restrictions:

(i)	All elections must be made before the Tax Date.

(ii)	All elections shall be irrevocable.

(iii)	If the Recipient is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Recipient must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Shares to satisfy such tax-withholding obligation.

9.	Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Recipient’s services. The effect of this Section 9 shall be limited to determining the consequences of a termination and nothing in this Section shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s services. If the Committee does not otherwise specify, the following shall apply:

(a)	If the services of the Recipient are terminated within the Option Period for “cause,” as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection, “cause” shall be as defined in the written employment, if any, of the Recipient, and otherwise shall mean willful misconduct, a willful failure to perform the Recipient’s duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company, or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Recipient.

(b)	If a Recipient shall die while an employee, officer or director of or a consultant to the Company, or if the Recipient’s employment, officer or director status or consulting relationship, shall terminate by reason of Disability or retirement, all Options exercisable as of the date of such event may be exercised at any time within one year after the date of death, Disability or retirement of the Recipient; provided, however, that in each case such exercise must occur within the Option Period and the Option may be exercised only to the extent it had vested and become exercisable on or before the date of the Recipient’s termination of services.

(c)	If the services of the Recipient are terminated (which for this purpose means that the Recipient is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability, or death, the Option may be exercised by the Recipient within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised to the extent it had become exercisable on or before the date of termination of services.

10.	Transferability. Options shall not be transferable by the Recipient except by will or pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974 or the rules thereunder. Each Option is exercisable during the Recipient’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Recipient may transfer an Option to a member of the Recipient’s immediate family, a trust of which members of the Recipient’s immediate family are the only beneficiaries, or a partnership of which members of the Recipient’s immediate family, or trusts for the sole benefit of the Recipient’s immediate family, are the only partners. Immediate family means the Recipient’s spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings). Any other assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination will not prejudice any rights or remedies which the Company may have under this Agreement or otherwise.

(a)	Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in a termination of the Option.

(b)	As a condition to the transfer of any Shares issued upon exercise of an Option, the Company:

(i)	May require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws, or that such transfer has been registered under federal and all applicable state securities laws;

(ii)	Shall be authorized to refrain from delivering or transferring Shares issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws, and the Recipient has tendered to the Company any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Shares when the Company has a legal liability to satisfy such tax.

(iii)	Shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or the National Association of Securities Dealers, or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation.

(iv)	Is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of Shares under applicable securities laws or to perfect any exemption from such registration or qualification.

(v)	Will not be liable to any Recipient for failure to deliver or transfer Shares if such failure is based upon the provisions of this Section.

11.	Effect of Certain Changes.

(a)	If there is any change in the number of Shares through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such Shares, the number of Available Shares and the number of such Shares covered by outstanding Options, and the Option Price per Share of the outstanding Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued Shares; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

(b)	In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, merger or consolidation of the Company with another corporation, or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group for more than 50% of the then outstanding voting securities of the Company, the Committee may provide that the Recipient of each Option then exercisable shall have the right to exercise such Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, merger or consolidation, sale or transfer of assets or tender offer or exchange offer, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, merger or consolidation, sale or transfer of assets or tender offer or exchange offer; or in the alternative the Committee may provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days’ written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Option to the extent then exercisable.

(c)	Section 11(b) shall not apply to a merger or consolidation in which the Company is the surviving corporation and Shares are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change which results in the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the Recipient of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the Recipient of the number of Shares for which such Option might have been exercised.

(d)	If there is a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(e)	To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(f)	Except as expressly provided in this Section 11, the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or split-up, split-off or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option. The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

12.	No Rights as Shareholder - Non-Distributive Intent.

(a)	Neither a Recipient, nor a Recipient’s legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any Shares subject to such Option until after the Option is exercised and the Shares are issued.

(b)	Upon exercise of an Option at a time when there is no Securities Act registration statement in effect relating to the Shares issuable upon exercise, Shares may be issued only if the Recipient represents and warrants in writing to the Company that the Shares are being acquired for investment and not with a view to the distribution thereof and provides the Company with sufficient information to establish an exemption from the registration requirements of the Securities Act.

(c)	No Shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over the Company.

(d)	No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

13.	Changes in Accounting Rules. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify any then outstanding and unexercised Options as to which any applicable service, vesting, or other restrictions have not been satisfied.

14.	Amendment and Termination of the Plan. At any time, and from time to time, the Committee may suspend, terminate, modify or amend the Plan. Except as provided in Section 11 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

15.	Assumption. Subject to Section 11, the terms and conditions of any outstanding Options granted under this Plan shall be assumed by, be binding upon and shall inure to the benefit of any successor corporation to the Company, and outstanding Options shall continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor corporation may but shall not be obligated to assume this Plan.

16.	Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of the Company against any past, present or future member of the Board, or against any agent or employee, or by an employee (past, present or future) against the Company, irrespective of the place where an action may be brought and of the place of residence of any such shareholder, director or employee, will cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen or such shorter period as may be provided by law.

17.	Tax Litigation. The Company shall have the right, but not the obligation, at its expense to contest any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Committee believes to be important to holders of Options granted under the Plan, and to conduct any such contest or any litigation arising therefrom to a final decision.